EXHIBIT 99.1

FOR IMMEDIATE RELEASE                            CONTACT

                                                 WILLIAM KEDERSHA, CEO
                                                 OAK TREE MEDICAL SYSTEMS, INC.
                                                 (914) 694-2500

White Plains, New York, February 12, 1997--In keeping with management's decision to focus on its core physical therapy business, Oak Tree Medical Systems, Inc. (MOAK:BB) announces the successful completion of the sale of its two clinics in Jacksonville and Orange Park, Florida which were primarily physiatry medical practices.

In a statement today, William Kedersha, Chief Executive Officer of Oak Tree Medical Systems, Inc. emphasized that the company will now be in a stronger position to concentrate on its physical therapy businesses, while pursuing its strategy of expansion in the Northeast.

Oak Tree Medical Systems, Inc. owns or operates ten physical therapy clinics, including two clinics managed under hospital contracts, primarily in the New York metropolitan area.